Exhibit 99.1

United Online Announces Preliminary Financial Results for Q1 2008

WOODLAND HILLS, Calif., April 30, 2008 — United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet and media services, today announced preliminary financial results for its first quarter ended March 31, 2008 that exceed its previous financial guidance.

Summary of Preliminary Q1 2008 Financial Results:

Based on preliminary unaudited financial data, the company’s updated expectations for the first quarter ended March 31, 2008 are presented in the following table and described below.

(in millions)
	Preliminary Results	Previous Guidance
	for Q1 2008	for Q1 2008

Revenues	$121.0 — $121.8	$116.0 — $120.0
GAAP Operating Income	$19.9 — $20.5	$11.8 — $15.8
Adjusted OIBDA(1)	$38.1 — $38.7	$30.0 — $34.0

•                  The company expects to report revenues in the range of $121.0 million to $121.8 million, versus previous guidance of between $116.0 million to $120.0 million.

•                  GAAP operating income is expected to be in the range of $19.9 million to $20.5 million, versus previous guidance of between $11.8 million to $15.8 million.

•                  Adjusted OIBDA(1) is expected to be in the range of $38.1 million to $38.7 million, versus previous guidance of between $30.0 million to $34.0 million.

•                  The company expects to report GAAP diluted net income per share in the range of $0.18 to $0.19, and adjusted diluted net income per share(2) in the range of $0.30 to $0.31. The company had not previously provided guidance for diluted net income per share and adjusted diluted net income per share.

These financial results are preliminary and are subject to potential revision. As previously announced, United Online will formally release its first quarter financial results on May 6, 2008 after the market close. The company’s decision to release preliminary financial results reflects management’s desire to address its recent financial performance during an investor conference call and Webcast scheduled in connection with a strategic announcement. As announced separately on April 30, 2008, United Online and FTD Group, Inc. have entered into a definitive agreement providing for the acquisition of FTD Group, Inc. by United Online, Inc. Additional details regarding the announcement and the investor Webcast are available within the “investors” section of United Online’s Web site located at www.unitedonline.com.

Reconciliation of GAAP Operating Income to Adjusted OIBDA(1):

The table below reconciles the company’s preliminary financial results and prior guidance for operating income, a GAAP measure, to adjusted OIBDA(1).

	Q1 2008	Prior Q1 2008
First Quarter 2008	Preliminary Results	Guidance
GAAP Operating Income	$19.9 — $20.5	$11.8 — $15.8
Depreciation	5.2	5.2
Amortization	2.8	2.6
Stock-based compensation	10.0	9.9
Restructuring and related charges	0.2	0.5
Adjusted OIBDA(1)	$38.1 — $38.7	$30.0 — $34.0

Reconciliation of GAAP Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share:

Q1 2008
First Quarter 2008	Preliminary Results
GAAP Net Income	$12.7 — $13.1
Stock-based compensation	10.0
Amortization of intangible assets	2.8
Restructuring and related charges	0.2
Income tax effect of adjusting entries	(3.8)
Adjusted net income (2)	$21.9 — $22.3

GAAP diluted net income per share	$0.18 — $0.19
Adjusted diluted net income per share(2)	$0.30 — $0.31

Shares used to calculate GAAP diluted net income per share	69.7
Shares used to calculate adjusted diluted net income per share(a)	72.2

(a) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time (such as restructuring and related charges), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term adjusted OIBDA does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made.

2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of SFAS 123R, and the re-measurement of certain deferred tax assets. Management believes that adjusted net income and adjusted diluted net income per share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as stock-based compensation, amortization, the cumulative effect of change in accounting principle, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core results over time (such as restructuring and related charges). Management also uses adjusted net income and adjusted diluted net income per share for this purpose. Adjusted net income and adjusted diluted net income per share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted diluted net income per share do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per share, directly ahead of adjusted net income and adjusted diluted net income per share within its financial press releases and by providing a reconciliation that shows and describes the adjustments made.

About United Online:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet and media services. The company’s Classmates Media services include online social networking (Classmates) and online loyalty marketing (MyPoints). Its Communications services include Internet access (NetZero, Juno) and email. United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on current expectations, estimates and projections about the company’s operations, industry, financial condition, performance and results of operations. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements include, without limitation, expectations regarding future: financial performance; depreciation and amortization; stock-based compensation; and restructuring and related charges. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition; the company’s inability to retain its free and pay accounts and the rate at which free and pay accounts sign up for or use the company’s services; changes in pay accounts and the mix of pay accounts; the company’s inability to increase or maintain its advertising revenues; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality; changes in stock-based compensation; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangibles or other assets including capitalized transaction-related costs associated with the Classmates Media Corporation IPO; that the company will incur additional restructuring and related charges or currently anticipated restructuring and related charges will be greater than anticipated; risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the company’s ability to successfully identify, consummate and integrate acquisitions; problems associated with the company’s operations, systems or technologies; the company’s inability to retain key customers and key personnel; risks associated with litigation; governmental regulation; and the effects of discontinuing or discontinued business operations. In addition, the payment of future dividends and any possible share repurchases are discretionary and will be subject to determination by the Board of Directors each quarter and from time to time following its review of the company’s financial performance and other factors. From time to time, the company considers acquisitions or divestitures that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:	Investors:
Erik Randerson, CFA
(818) 287-3350
investor@untd.com

Press:
Scott Matulis
(818) 287-3388
pr@untd.com

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